UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1 to the Form 8-A filed on November 18, 2009)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1196501
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series I Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ❑

Securities Act registration statement file number to which this form relates: __________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

EXPLANATORY NOTE

Barnes & Noble, Inc. (the “Registrant”) hereby amends and supplements its registration statement on Form 8-A filed with the Securities and Exchange Commission on November 18, 2009 (the “Original Registration Statement”) as follows:

Item 1.  Description of Registrant’s Securities to be Registered.

Item 1 of the Original Registration Statement is hereby amended by incorporating by reference into this registration statement on Form 8-A/A the content of Item 1.01 of each of the following Form 8-Ks of the Registrant:

(1)  the second Form 8-K filed on February 17, 2010; and

(2)  the Form 8-K filed on June 23, 2010.

These Form 8-Ks describe certain amendments made to the Rights Agreement, dated as of November 17, 2009, between the Registrant and Mellon Investor Services LLC, as rights agent.  Copies of such amendments are attached hereto as Exhibits 4.2 and 4.3 and are hereby incorporated by reference herein.

Item 2.  Exhibits.

Item 2 of the Original Registration Statement is hereby amended and supplemented by adding the following exhibits:

Exhibit No.	Description
4.2
First Amendment dated as of February 17, 2010, to the Rights Agreement dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as rights agent (incorporated by reference to the Registrant’s second Form 8-K filed with the Securities and Exchange Commission on February 17, 2010)

4.3
Second Amendment dated as of June 23, 2010, to the Rights Agreement dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as rights agent (incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on June 23, 2010)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BARNES & NOBLE, INC.

Date: June 23, 2010	By:	/s/ Joseph J. Lombardi
Name: Joseph J. Lombardi
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.2
First Amendment dated as of February 17, 2010, to the Rights Agreement dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as rights agent (incorporated by reference to the Registrant’s second Form 8-K filed with the Securities and Exchange Commission on February 17, 2010)

4.3
Second Amendment dated as of June 23, 2010, to the Rights Agreement dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as rights agent (incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on June 23, 2010)